77C Matters submitted to a vote of security holders

Columbia Funds
Columbia Funds Trust VI

On September 16, 2005, a Special Meeting of the Shareholders of the Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. The votes cast at the Meeting were as follows:


To elect Trustees:                          For                                 Withheld
------------------------------------- ----------------------------------- -----------------------------------
Douglas A. Hacker                     80,263.195.364                      1,219,478.845
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Janet Langford Kelly                  80,297,706.831                      1,184,967.378
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Richard W. Lowry                      80,283,606.001                      1,199,068.208
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Charles R. Nelson                     80,326,952.316                      1,155,721.893
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
John J. Neuhauser                     80,300,677.743                      1,181,996.466
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Patrick J. Simpson                    80,303,297.429                      1,179,376.780
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Thomas E. Sitzel                      80,277,501.203                      1,205,173.006
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Thomas C. Theobald                    80,299,350.301                      1,183,323.908
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Anne-Lee Verville                     80,298,718.072                      1,183,956.137
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Richard L. Woolworth                  80,296,981.774                      1,185,692.435
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
William E. Mayer                      71,566,272.080                      9,916,402.129
------------------------------------- ----------------------------------- -----------------------------------

                  Shares of beneficial interest being a plurality of the shares represented at the Meeting.




On October 7, 2005, an adjourned Special Meeting of the Shareholders of the Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. The votes cast at the Meeting were as follows:

Columbia Small Cap Value Fund I

Amend fundamental investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:                6,211,494.793   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            185,218.006     Shares of beneficial interest
Abstain:            203,857.772     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to making loans.

For:                6,206,598.201   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            189,273.753     Shares of beneficial interest
Abstain:            204,698.617     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to diversification of investments.

For:                6,237,157.499   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            155,256.878     Shares of beneficial interest
Abstain:            208,156.194     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in real estate.

For:                6,233,899.956   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            163,613.660     Shares of beneficial interest
Abstain:            203,056.955     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:                6,209,437.807   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            181,257.234     Shares of beneficial interest
Abstain:            209,875.530     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to concentrating investments in an industry.

For:                6,216,315.976   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            181,828.925     Shares of beneficial interest
Abstain:            202,425.670     Shares of beneficial interest

Elimination of fundamental investment restrictions with respect to buying and selling puts and calls.

For:                6,172,054.708   Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:            209,985.035     Shares of beneficial interest
Abstain:            218,530.828     Shares of beneficial interest


77D Policies with respect to security investments

Columbia Small Cap Value Fund I

The Board of Trustees approved the following changes to the Fund's Principal Investment Strategy:

The Fund may invest in REITs.

The Fund may invest up to 20% of its assets in foreign securities, including American Depositary Receipts.

The following language is added to the Fund's Principal Investment Risks:

The Fund may invest in real estate investment trusts ("REITs"). REITs are entities which either own properties or make construction or mortgage loans. REITs also may include operating or finance companies. Investing in REITs involves certain unique risks in addition to those risks associated with the real estate industry in general. The prices of REITs are affected by changes in the value of the underlying property owned by the REITs. In addition, although the Fund does not invest directly in real estate, a REIT investment by the Fund is subject to certain of the risks associated with the ownership of real estate. These risks include possible declines in the value of real estate, risks related to general and local economic conditions, possible lack of availability of mortgage funds and changes in interest rates.


77E Legal Proceedings

Columbia Small Cap Value Fund I

On February 9, 2005, Columbia Management Advisors, Inc. (which has since merged into Banc of America Capital Management, LLC (now named Columbia Management Advisors, LLC)) ("Columbia") and Columbia Funds Distributor, Inc. (which has been renamed Columbia Management Distributors, Inc.) (the "Distributor") (collectively, the "Columbia Group") entered into an Assurance of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the Securities and Exchange Commission ("SEC") (the "SEC Order"). The SEC Order and the NYAG Settlement are referred to collectively as the "Settlements". The Settlements contain substantially the same terms and conditions as outlined in the agreements in principle which Columbia Group entered into with the SEC and NYAG in March 2004.

Under the terms of the SEC Order, the Columbia Group has agreed among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant (see below). The Columbia Funds have also voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees. The NYAG Settlement also, among other things, requires Columbia and its affiliates to reduce certain Columbia Funds (including the former Nations Funds) and other mutual funds management fees collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions.

Pursuant to the procedures set forth in the SEC order, the $140 million in settlement amounts described above will be distributed in accordance with a distribution plan developed by an independent distribution consultant and agreed to by the staff of the SEC. The independent distribution consultant has been in consultation with the Staff, and he has submitted a draft proposed plan of distribution, but has not yet submitted a final proposed plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the funds.

A copy of the SEC Order is available on the SEC website at http://www.sec.gov. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005.

In connection with the events described in detail above, various parties have filed suit against certain funds, the Trustees of the Columbia Funds, FleetBoston Financial Corporation and its affiliated entities and/or Bank of America and its affiliated entities.

On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia, the Distributor, the Trustees of the Columbia Funds, Bank of America Corporation and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds that asserts claims under federal securities laws and state common law.

On February 25, 2005, Columbia and other defendants filed motions to dismiss the claims in the pending cases. On November 3, 2005, the U.S. District Court for the District of Maryland dismissed the claims under the Securities Act of 1933, the claims under Sections 34(b) and 36(a) of the Investment Company Act of 1940
(ICA) and the state law claims against Columbia and others. The claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Section 36(b) of the ICA were not dismissed.

On March 21, 2005 purported class action plaintiffs filed suit in Massachusetts state court alleging that the conduct, including market timing, entitles Class B shareholders in certain Columbia funds to an exemption from contingent deferred sales charges upon early redemption ("the CDSC Lawsuit"). The CDSC Lawsuit has been removed to federal court in Massachusetts and the federal Judicial Panel has transferred the CDSC Lawsuit to the MDL.

The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigation on any fund, if any, cannot currently be made.

In 2004, certain Columbia funds, the Trustees of the Columbia Funds, advisers and affiliated entities were named as defendants in certain purported shareholder class and derivative actions making claims, including claims under the Investment Company and the Investment Advisers Acts of 1940 and state law. The suits allege, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates inappropriately used fund assets to distribute the funds and for other improper purpose. On March 2, 2005, the actions were consolidated in the Massachusetts federal court as In re Columbia Entities Litigation. The plaintiffs filed a consolidated amended complaint on June 9, 2005. On November 30, 2005, the judge dismissed all claims by plaintiffs and ordered that the case be closed. The plaintiffs filed a notice of appeal on December 30, 2005 and this appeal is pending.